UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 7, 2008

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement.

This is an amendment to a Form 8-K originally filed on January 7, 2008.  The purpose of this amendment is to provide additional detail concerning the transaction described in the original Form 8-K.

On January 7, 2008, Isis Pharmaceuticals, Inc. (“Isis”) and Genzyme Corporation (“Genzyme”) announced a strategic alliance in which Genzyme will develop and commercialize mipomersen. Mipomersen, formerly ISIS 301012, is a lipid-lowering drug targeting apolipoprotein B-100. As part of the strategic relationship, Genzyme has exclusively licensed mipomersen from Isis and will also have preferred access to future Isis drugs for central nervous system and certain rare diseases.

Genzyme will pay Isis $150 million to purchase five million shares of Isis common stock for $30 per share upon Hart-Scott-Rodino clearance. Upon completion of final contracts, Genzyme will pay Isis a $175 million up-front mipomersen license fee. In addition to this initial $325 million, Isis has the potential to receive significant milestone payments for mipomersen, which is currently in phase 3 trials. Once the product is launched, the two companies will share profits.

Isis will transition development responsibility for mipomersen to Genzyme over the next two years, with Genzyme taking over full development and commercialization responsibilities thereafter.

In addition to the up-front payment, Isis also has the opportunity to receive from Genzyme up to $825 million in development and regulatory milestone payments plus up to $750 million in commercial milestone payments.

The development and regulatory milestones payments are broken out as follows:

•	Total milestones related to homozygous familial hypercholesterolemia (“FH”)	US$ 50 million
•	Total milestones related to heterozygous FH	US$150 million
•	Total milestones related to approvals of a first Non-FH indication	US$375 million
•	Total milestones related to approvals of a follow-on product	US$250 million
	TOTAL	US$825 million

The commercial milestones payments are broken out as follows:

•	Upon US$3 billion in annual sales for two consecutive years:	US$250 million
•	Upon US$4 billion in annual sales for two consecutive years:	US$250 million
•	Upon US$5 billion in annual sales for two consecutive years:	US$250 million
	TOTAL	US$750 million

Genzyme and Isis will share mipomersen profits 50/50 when annual worldwide revenues reach $2 billion or more. The profit share begins with a 70/30 Genzyme/Isis split and reaches 50/50 on a sliding scale as annual revenues ramp up to $2 billion.

Closure of the transaction is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

The Company’s press release issued on January 7, 2008 related to the foregoing transactions and agreements is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated January 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: January 9, 2008	By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Senior Vice President; General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 7, 2008